UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2018

FORMFACTOR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7005 Southfront Road Livermore, CA 94551
(Address of Principal Executive Offices)
(925) 290-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

FormFactor, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on May 18, 2018 at its corporate headquarters at 7005 Southfront Road, Livermore, California 94551. At the meeting, the Company’s stockholders voted on the following four (4) proposals and cast their votes as follows:

Proposal 1: Election of two Class III directors to the Company’s Board of Directors, each to serve for a term of three years or until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees were:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard DeLateur	57,743,001	2,546,026	13,032	10,033,555
Edward Rogas, Jr.	59,829,204	461,837	11,018	10,033,555

Each director nominee was elected a director of the Company.

Proposal 2: Non-binding advisory vote to approve the Company’s executive compensation:

For	Against	Abstain	Broker Non-Vote
58,808,877	1,292,480	200,702	10,033,555

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement relating to the Annual Meeting.

Proposal 3: Ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

For	Against	Abstain
70,249,098	39,618	46,898

This proposal was approved.

Proposal 4: Amendment and restatement of the Company’s Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Employee Stock Purchase Plan by 3,000,000 shares:

For	Against	Abstain	Broker Non-Vote
59,626,915	562,666	112,478	10,033,555

This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2018

FORMFACTOR, INC.

By:	/s/ Jason Cohen
	Name:	Jason Cohen
	Title:	Vice President, General Counsel and Secretary